UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 28, 2020

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)
Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road NE, Suite 1550, Atlanta, Georgia	30305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(404) 639-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABCB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2020, Ameris Bancorp (the “Company”) completed the issuance and sale (the “Offering”) of $110,000,000 in aggregate principal amount of its 3.875% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”). The Notes will initially be treated as Tier 2 capital for bank regulatory purposes.

The Offering was completed pursuant to the prospectus, filed with the Securities and Exchange Commission (the “SEC”) as part of the Company’s Registration Statement on Form S-3 (File Number: 333-248945), dated September 21, 2020, as supplemented by a preliminary prospectus supplement dated and filed with the SEC on September 23, 2020, a free writing prospectus dated and filed with the SEC on September 23, 2020, and a final prospectus supplement dated September 23, 2020 and filed with the SEC on September 24, 2020. In connection with the Offering, the Company entered into an Underwriting Agreement, dated September 23, 2020 (the “Underwriting Agreement”), with Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. Pursuant to the Underwriting Agreement, the Notes were sold at an underwriting discount of 1.50%, resulting in net proceeds of approximately $108,350,000 before deducting expenses of the Offering. The Underwriting Agreement includes customary representations, warranties and covenants, indemnification rights and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement: (i) were made only for purposes of the Underwriting Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Underwriting Agreement; and (iii) are not representations of factual information to investors about the Company or its subsidiaries.

The Notes were issued pursuant to the Subordinated Debt Indenture, dated as of March 13, 2017 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture, dated as of September 28, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

From and including the date of issuance to, but excluding, October 1, 2025, or the earlier redemption date, the Notes will bear interest at a rate of 3.875% per year, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2021. From and including October 1, 2025 to, but excluding the maturity date, October 1, 2030, or the earlier redemption date, the Notes will bear interest at a floating rate per year equal to a Benchmark rate, which is expected to be Three-Month Term SOFR (each as defined in the Indenture), plus 375.3 basis points, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on January 1, 2026. Notwithstanding the foregoing, if the Benchmark rate is less than zero, then the Benchmark rate shall be deemed to be zero.

The Notes will be unsecured, subordinated obligations of the Company and: (i) will rank junior in right of payment and upon the Company’s liquidation to all of the Company’s existing and future senior indebtedness (as defined in the Indenture), whether secured or unsecured, and any existing and all future general creditors; (ii) will rank equal in right of payment and upon the Company’s liquidation to all of the Company’s existing and future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes; (iii) will rank senior in right of payment and upon the Company’s liquidation to (a) the Company’s existing subordinated deferrable interest debentures and (b) any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other types of indebtedness that include the Notes; and (iv) will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of Ameris Bank and the Company’s other current and future subsidiaries, including, without limitation, Ameris Bank’s liabilities to depositors in connection with the deposits in Ameris Bank, its liabilities to general creditors and its liabilities arising in the ordinary course or otherwise.

The Company may redeem the Notes, at its sole option, beginning with the interest payment date of October 1, 2025 and on any interest payment date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), to the extent such approval is then required under the rules of the Federal Reserve (an “Optional Redemption”). Other than in the case of an Optional Redemption, the Notes may not be redeemed, called or repurchased by the Company prior to maturity, except that the Company may, at its option, upon or after the occurrence of any of the events listed below and subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required, redeem the Notes at any time prior to maturity, in whole, but not in part, if: (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that, as a result of which, the Company would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes will not have the benefit of any sinking fund.

There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, premium, if any, or interest on, the Notes or in the performance of any other obligation of the Company under the Notes or the Indenture. The Indenture provides that holders of the Notes may accelerate payment of indebtedness only upon certain events of bankruptcy or insolvency described in the Indenture involving the Company or any of the Company’s subsidiaries, such as Ameris Bank, that is a depository institution and that has consolidated assets equal to 80% or more of the Company’s consolidated assets.

The foregoing summary of the terms of the Underwriting Agreement, the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of (i) the Underwriting Agreement, (ii) the Base Indenture, (iii) the Supplemental Indenture and (iv) the form of the Notes, each of which is attached hereto as an exhibit and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

On September 23, 2020, the Company issued a press release announcing the pricing of the Offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 28, 2020, the Company issued a press release announcing the completion of the Offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 1.1	Underwriting Agreement, dated September 23, 2020, by and between Ameris Bancorp, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co.

Exhibit 4.1	Subordinated Debt Indenture, dated as of March 13, 2017, by and between Ameris Bancorp and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Ameris Bancorp’s Current Report on Form 8-K filed on March 13, 2017).

Exhibit 4.2	Third Supplemental Indenture, dated as of September 28, 2020, by and between Ameris Bancorp and Wilmington Trust, National Association, as trustee.

Exhibit 4.3	Form of 3.875% Fixed-to-Floating Subordinated Notes due 2030 (attached as Exhibit A in Exhibit 4.2 hereto).

Exhibit 5.1	Opinion of Rogers & Hardin LLP.

Exhibit 99.1	Press release dated September 23, 2020.

Exhibit 99.2	Press release dated September 28, 2020.

Exhibit 23.1	Consent of Rogers & Hardin LLP (included in Exhibit 5.1 hereto).

Exhibit 101.SCH *	Inline XBRL Taxonomy Extension Schema Document

Exhibit 101.CAL *	Inline XBRL Taxonomy Extension Calculation Linkbase Document

Exhibit 101.DEF *	Inline XBRL Taxonomy Extension Definition Linkbase Document

Exhibit 101.LAB *	Inline XBRL Taxonomy Extension Label Linkbase Document

Exhibit 101.PRE *	Inline XBRL Taxonomy Extension Presentation Linkbase Document

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Chief Financial Officer

Date: September 28, 2020